                                                                   Exhibit 99.1





                      TRANSMITTAL OF FINANCIAL REPORTS AND
                        CERTIFICATION OF COMPLIANCE WITH
                  UNITED STATES TRUSTEE OPERATING REQUIREMENTS
      FOR THE LTV COPPERWELD BUSINESS FOR THE PERIOD ENDED OCTOBER 31, 2002
         AND FOR THE LTV INTEGRATED STEEL BUSINESS FOR THE PERIOD ENDED
                                NOVEMBER 30, 2002



                                              :
IN RE:                                        :   CHAPTER 11
                                              :
LTV STEEL COMPANY, INC.,                      :   JOINTLY ADMINISTERED
A NEW JERSEY CORPORATION, et al.,             :   CASE NO. 00-43866
                                              :
                                              :
                                DEBTORS.      :   CHIEF JUDGE WILLIAM T. BODOH


         As Vice President and Controller of The LTV Corporation ("LTV"), a corporation organized under the laws of the State of Delaware and one of the debtors and debtors in possession in the above-captioned Chapter 11 cases (collectively, the "Debtors"), I hereby affirm that:

         1. I have reviewed the following statements for the periods indicated and attached hereto (collectively, the "Statements"): Integrated Steel Business (November 2002) - Cash Receipts and Disbursements and Debtors' Cash Account Balances; LTV Copperweld Business (October 2002) - Summarized Operating Results, Balance Sheet and Cash Flow.

         2. The Statements are based on the Debtors' books and records maintained in the ordinary course of business. The statements have been prepared in accordance with normal and customary accounting practices and fairly and accurately reflect the relevant information for the applicable period.

         3. As agreed with the Office of the United States Trustee (the "U.S. Trustee"), the Debtors will submit a Statement of Compensation only when necessary or appropriate to revise or update the information previously provided to the U.S. Trustee.

         4. The insurance described in Section 4 of the Operating Instructions and Reporting Requirements for Chapter 11 Cases (the "Operating Instructions") issued by the U.S. Trustee remains in force.

         5. All postpetition taxes, as described in Sections 1 and 14 of the Operating Instructions, and due prior to the commencement of the LTV Steel Asset Protection Plan, are current and have been paid in the ordinary course of business.

         6. No professional fees have been paid without specific court authorization.

         The Statements were prepared by LTV under my direction and supervision. LTV verifies that, to the best of its knowledge, the information set forth in the Statements is true and correct.


Dated:  December 19, 2002                         /s/ John T. Delmore
                                                  ------------------------------
                                                  John T. Delmore
                                                  Vice President and Controller
                                                  The LTV Corporation

THE LTV CORPORATION
Integrated Steel Business
Cash Receipts and Disbursements - November 2002
(Unaudited)
($ in Thousands)


Receipts                                                            $ 15,797
                                                                   ---------
Disbursements:
      Labor                                                              650
      Healthcare                                                       1,520
      Non-labor plant expenditures                                       309
      Non-labor administrative expenditures                               66
      Chapter 11 professional fees and expenses                        2,267
      Funding of accounts pursuant to APP                                  -
      Interest and bank fees                                               -
                                                                   ---------
         Total                                                         4,812
                                                                   ---------

Receipts less Disbursements                                           10,985

Beginning cash balance                                                21,388

Less:  Repayment of Secured Bank Facility                             (5,799)

                                                                   ---------
Ending cash balance                                                 $ 26,574
                                                                   =========

Balance due under Secured Bank Facility
   (outstanding letters of credit)                                  $  5,753
                                                                   =========



       See accompanying notes to Cash Receipts and Disbursements Schedule.

THE LTV CORPORATION
Notes to Integrated Steel Business Cash Receipts and
Disbursements Schedule - November 2002

   On December 7, 2001, the Court entered an order (the "APP Order") authorizing LTV Steel Company, Inc. and its affiliated debtors (collectively, the "Debtors") to implement an asset protection plan (the "APP") for the safe and orderly cessation and winddown of their integrated steel business over a nine-month period (the "APP Period"). On August 30, 2002 the Court entered an order that, among other things, extended the duration of the APP from September 13, 2002 to December 13, 2002. Pursuant to the APP Order, the Debtors hot-idled their primary integrated steel facilities in December 2001 and ceased producing steel. After entry of the APP Order, the Debtors' integrated steel business continued to ship product that remained in inventory, collected receivables and marketed the integrated steel assets for sale under court approved sale procedures. By order dated February 28, 2002, the Court approved the sale of substantially all of the Debtors' integrated steel assets to WLR Acquisition Corp. n/k/a International Steel Group, Inc. ("ISG") for a purchase price of approximately $80 million (of which approximately $11 million has been allocated to the purchase of the assets of certain non-debtor railroads), plus the assumption of certain environmental and other obligations. ISG also purchased inventories which were located at the integrated steel facilities for approximately $52 million. The sale of the Debtors' integrated steel assets to ISG closed in April 2002 and a second closing related to the purchase of the inventory occurred in May 2002. Shareholders will not receive any value as a result of the sale of the Debtors' integrated steel assets to ISG.

   Under the APP, the Debtors are paying expenditures in accordance with a budget negotiated with their postpetition secured lenders (collectively, the "DIP Lenders") for the consensual use of cash collateral to complete the orderly winddown of the integrated steel business, which budget was approved by the Court on December 18, 2001 and subsequently amended from time to time (the "APP Budget"). Pursuant to the APP, the Debtors are also required to fund certain expenditures from the above proceeds for professional fees and expenses.

   On October 15, 2002, an agreement was signed for the sale of the assets of the Pipe and Conduit Business for cash of $110 million, subject to a working capital adjustment. The transaction is contingent upon completion of environmental due diligence. On October 16, 2002, the Debtors' announced that they will reorganize the Copperweld Business as a stand-alone company. A separate plan of reorganization is being developed for the Copperweld Business. See Notes to LTV Copperweld Business Balance Sheet. The Debtors believe that the value obtained from the sale of the assets of the Pipe and Conduit Business and the reorganization of the Copperweld Business will not be sufficient to provide any recovery for the common shareholders of The LTV Corporation.

   In November 2002, the Debtors paid the DIP lenders the remaining balance due for outstanding loans ($5.8 million) and in December 2002, either cash collateralized or negotiated a reduced paydown of the remaining letters of credit. Consequently, the Debtors have no remaining obligation to the DIP lenders. LTV Steel will continue the orderly liquidation and winddown of its businesses. At this time the Debtors are unable to estimate the amount of cash that will be available for distribution to creditors. Additionally, the Debtors believe that the value obtained from the liquidation of their remaining assets, including the sale of the assets of the Pipe and Conduit Business, and the reorganization of the Copperweld Business will not be sufficient to provide any recovery for common shareholders.

THE LTV CORPORATION
Integrated Steel Business - Debtors' Cash Account Balances - November 2002 (Unaudited)
($ in Thousands)


     National City Corporate                                       $    518
     Mellon Bank Corporate                                            2,240
     JP Morgan Chase                                                 23,936
     Outstanding Checks                                                (461)
     Other                                                              341

                                                                  ---------
          Total                                                    $ 26,574
                                                                  =========

THE LTV CORPORATION
LTV Copperweld Business
Summarized Operating Results Year-to-Date
(Unaudited)
($ in Millions)


                                                      10 Months ended
                                                         October 31
                                                   ------------------------
                                                     2002          2001
                                                   ---------     ---------
Revenues                                            $ 878.1       $ 878.2

EBIT                                                   35.4          17.4

EBITDA                                                 69.0          56.0
                                                   =========     =========

THE LTV CORPORATION
LTV Copperweld Business
Balance Sheet
(Unaudited)
($ in Millions)

                                                               October 31       December 31
                                                                  2002             2001
                                                                ---------       -----------
Current Assets
  Cash and cash equivalents                                      $  19.4          $  16.4
  Receivables                                                      134.8            115.8
  Inventories                                                      193.4            183.2
  Prepaid and other current assets                                   8.5              1.0
                                                                ---------        ---------
                                                                   356.1            316.4
                                                                ---------        ---------

Non Current Assets
  Property, plant and equipment                                    392.3            399.9
  Intangible and other non current assets                          228.8            226.7

                                                                ---------        ---------
        Total Assets                                             $ 977.2          $ 943.0
                                                                =========        =========

Current Liabilities
  Accounts payable                                               $  41.6          $  29.7
  Other accrued liabilities                                         54.7             30.3
  Current maturities of debt                                       265.0                -
                                                                ---------        ---------
                                                                   361.3             60.0
                                                                ---------        ---------

Non Current Liabilities                                             93.6            308.5

Liabilities Subject to Compromise                                  384.0            428.7

Total Shareholder's Equity                                         138.3            145.8

                                                                ---------        ----------
     Total Liabilities and Shareholder's Equity                  $ 977.2          $ 943.0
                                                                =========        ==========

        See accompanying notes to LTV Copperweld Business Balance Sheet.

THE LTV CORPORATION
Notes to LTV Copperweld Business Balance Sheet  - October 2002


LTV Copperweld consists primarily of two businesses - (1) the Pipe and Conduit Business (consisting of LTV Steel Tubular Company, a division of LTV Steel Company, Inc., and Georgia Tubing Corporation) (the "Pipe and Conduit Business") and (2) the Copperweld Business consisting of Copperweld Corporation, Copperweld Canada Inc. and Welded Tube Holdings, Inc., and their wholly-owned subsidiaries (the "Copperweld Business"). The Pipe and Conduit Business and Copperweld Business collectively are referred to as the "LTV Copperweld Business". On October 15, 2002, an agreement was signed to sell the assets of the Pipe and Conduit Business for $110 million in cash, subject to a working capital adjustment. The transaction is contingent upon completion of environmental due diligence. On October 16, 2002, the Debtors announced that they would reorganize the Copperweld Business as a stand-alone company. A separate plan of reorganization is being developed for the Copperweld Business. On December 9, 2002, Copperweld announced its decision to close the Portland Structural Tubing Operation by February 2003. The Debtors' believe that the value obtained from the sale of the assets of the Pipe and Conduit Business and the reorganization of the Copperweld Business will not be sufficient to provide any recovery for the common shareholders of The LTV Corporation ("LTV").


In May 2002, an agreement for a $300.0 million debtor-in-possession financing facility ("Copperweld Facility") was reached with a financial institution and the participants in the LTV secured term loan ("LTV Secured Facility"). The LTV Secured Facility had been used to finance a portion of the 1999 acquisition of the Copperweld Business and was guaranteed by certain wholly owned domestic subsidiaries of LTV including the Copperweld domestic subsidiaries. The LTV Secured Facility had a balance of $193.9 million that was "rolled into" the Copperweld Facility. The Copperweld Facility includes a revolving credit facility in the amount of $106.1 million, a portion of which may be used to issue letters of credit. The amount that may be borrowed may be limited by the amount of available receivables and inventory. The Copperweld Facility matures on May 16, 2003 and, accordingly, has been classified as a current liability. Interest is based on LIBOR plus 3.25%. Borrowings under the Copperweld Facility are secured by the assets of the Copperweld Business. Copperweld Corporation, Copperweld Canada Inc. and Welded Tube Holdings, Inc. are the borrowers under the Copperweld Facility. As of October 31, 2002, borrowings outstanding under the Copperweld Facility were $265.0 million, including the $193.9 million term loan, and $.2 million of letters of credit were outstanding. Some of the borrowings under the revolving portion of the facility were used to repay a portion of the LTV debtor-in-possession facility that had been guaranteed by the Copperweld domestic subsidiaries and secured by receivables of Copperweld and to reimburse LTV Steel for certain inventory purchases. The Copperweld Facility agreement contains various restrictive covenants and requires Copperweld to achieve certain EBITDA targets throughout the term of the agreement. The lenders under the Copperweld Facility granted a waiver on the default arising from the shutdown of the Portland Structural Tubing Operation.

THE LTV CORPORATION
Notes to LTV Copperweld Business Balance Sheet (Continued) - October 2002

The Pipe and Conduit Business also has a revolving credit facility ("Pipe and Conduit Facility") with a commitment amount of $15 million. The amount that may be borrowed may be limited by the amount of available receivables and inventory. The Pipe and Conduit Facility is secured primarily by the assets of the Pipe and Conduit Business and is guaranteed by LTV and its direct and indirect subsidiaries, but not by the Copperweld entities that are borrowers or guarantors under the Copperweld Facility. The Pipe and Conduit Facility agreement contains various restrictive covenants and requires the Pipe and Conduit Business to achieve certain EBITDA targets throughout the term of the agreement. During the ten months ended October 31, 2002, Pipe and Conduit had borrowings under this facility only during the following periods: January 4 - 10 ($1.0 million); January 11 - 22 ($2.6 million) and January 31 - February 6 ($1.0 million). The Pipe and Conduit Facility matured on December 5, 2002.

Neither the Copperweld Facility nor the Pipe and Conduit Facility can be used to fund expenses of LTV Steel's former integrated steel operations or the implementation of LTV Steel's Asset Protection Plan except that under the Court approved August 30, 2002 amendment, $12.0 million of Tubular cash was permitted to be used to pay down the LTV Secured Facility. This $12.0 million payment was made on September 4, 2002.

THE LTV CORPORATION
LTV Copperweld Business
Cash Flow Year-to-Date
(Unaudited)
($ in Millions)

                                                                                      10 Months ended
                                                                                        October 31
                                                                                 ------------------------
                                                                                    2002           2001
                                                                                 ----------     ---------
Net Income                                                                        $  (10.7)      $   0.5
Non Cash Special Charges                                                              23.6           1.0
Depreciation and Amortization                                                         33.6          38.6
(Increase) Decrease in Receivables                                                   (19.0)         12.7
(Increase) Decrease in Inventories                                                   (10.2)         45.6
Increase (Decrease) in Payables                                                       11.9         (12.3)
Other Changes                                                                        (11.0)         (8.0)
                                                                                 ----------     ---------

   Cash Provided by Operations                                                        18.2          78.1
                                                                                 ----------     ---------
Investing Activities:
   Capital Expenditures                                                              (20.9)        (19.2)
                                                                                 ----------     ---------

Financing Activities:
   Borrowings under Copperweld Facility                                              680.5           -
   Roll-over of Term Loan                                                           (193.9)          -
   Payments on Borrowings under Revolver Portion of Copperweld Facility             (415.5)          -
   Debt Issuance Cost                                                                 (4.4)          -
   Payment of Intercompany Advances                                                  (61.0)        (55.8)
                                                                                 ----------     ---------
   Net Financing Activities                                                            5.7         (55.8)
                                                                                 ----------     ---------
      Net Cash Flow                                                               $    3.0       $   3.1
                                                                                 ==========     =========